Exhibit 99.1

BIOLASE Announces Plans For Rights Offering To Stockholders

Company to raise $8,000,000 to $12,000,000 to fund general working capital needs

IRVINE, Calif., September 29, 2017 — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced that it has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for a rights offering to existing holders of its common stock. If the rights offering is successful, the Company expects to receive gross proceeds of approximately $8,000,000 to $12,000,000 before expenses. Certain affiliates of Larry Feinberg and certain affiliates of Jack Schuler have each agreed with the Company to exercise their respective basic subscription rights and any available over-subscription privilege pursuant to the rights offering in an amount not less than $3,000,000 and $3,000,000, respectively.

The rights offering will be made through the Company’s distribution to its existing stockholders of non-transferable subscription rights to purchase their pro rata portion of newly issued shares of the Company’s common stock. The subscription price has not yet been determined. The record date for the distribution of the rights and the dates for both the subscription period and the expiration of the rights offering will be included in the final prospectus.

The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for the Company’s general working capital needs.

The rights offering includes an over-subscription privilege, which permits each rights holder that exercises the basic subscription privilege in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. The over-subscription privilege is subject to the availability and allocation of shares among holders exercising their over-subscription privilege, as further described in the rights offering documents.

A Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement is declared effective. A copy of the prospectus forming a part of the Registration Statement may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting BIOLASE at (949) 361-1200. The rights will be issued to holders of the Company’s common stock as of a record date, which has yet to be determined. We will provide notice of the record date in the future at such time as it is determined. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BIOLASE, Inc.

BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including digital x-rays and CAD/CAM scanners. BIOLASE’s products are focused on technologies that advance the practice of dentistry to both dentists and their patients. BIOLASE’s proprietary laser products incorporate approximately 210 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold approximately 34,900 laser systems to date in over 90 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding existing trends, and its strategic initiatives, and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in BIOLASE’s reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained herein.

BIOLASE, Inc.

Harold C. Flynn, Jr.

President and Chief Executive Officer

hflynn@biolase.com

888-424-6527

or

DresnerAllenCaron

Mike Mason (Investors)

mmason@dresnerallencaron.com

212-691-8087

or

Rene Caron (Investors)

rcaron@dresnerallencaron.com

or

Len Hall (Media)

lhall@dresnerallencaron.com

949-474-4300